CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use, in the Form SB-2/A Amendment No. 1 for Major Creations Incorporated, of our report dated November 22, 2004, relating to the October 31, 2004 financial statements of Major Creations Incorporated, which appears in such Form.

/s/“AMISANO HANSON”
Vancouver, BC, Canada	AMISANO HANSON
May 18, 2005	CHARTERED ACCOUNTANTS

05/O/MAJORCREATIONS.SB2